EXHIBIT (a)(1)(B)

Letter of Transmittal
for Tender of American Depositary Shares, including those ADSs subject to transfer restrictions
(collectively, “ADSs”)
Pursuant to the Offer to Purchase for cash, dated September 3, 2025 by

Moatable, Inc.

of

Up to 5,000,000 of its ADSs at a Purchase Price of $3.00 per ADS

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON SEPTEMBER 30, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

This Letter of Transmittal should be (a) completed and signed in the space provided below and in the space provided on the Form W-9 below (or an appropriate IRS Form W-8, as applicable) and (b) mailed to Citibank, N.A, as Tender Agent (the “Tender Agent”), at one of the following addresses:

By Mail: Citibank, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

For Information:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Call U.S. Toll-Free: +1 (866) 585-6991

Call International: +1 (518) 861-3759

Pursuant to the Offer to Purchase, the undersigned tenders the following ADSs of Moatable, Inc. (the “Company”):

ITEM A: DESCRIPTION OF ADSs TENDERED
Names(s) and Address(es) of Registered Holder(s) *	ADSs Tendered (Attach additional signed list if necessary)
	Total Number of ADSs held in Book-Entry Form **	Number of ADSs Tendered***

Total ADSs

ITEM A: DESCRIPTION OF ADSs TENDERED
Names(s) and Address(es) of Registered Holder(s) *	ADSs Tendered (Attach additional signed list if necessary)
	Total Number of ADSs held in Book-Entry Form **	Number of ADSs Tendered***

*              For ADS holders who hold their ADSs in book-entry form on the books and records of Citibank, N.A., as depositary (the “Depositary”), the name of the Registered Holder must be exactly as it appears on the books and records of the Depositary.

**           Only include ADSs that are held in book-entry form on the books and records of the “Depositary. Do NOT include any ADSs to be transferred by means of the DTC book-entry system.

***         Unless otherwise indicated, it will be assumed that all ADSs described above are being tendered. See Instruction 4.

Please fill in all applicable blanks, follow all instructions carefully and sign this Letter of Transmittal in the appropriate space provided below. The Letter of Transmittal and IRS Form W-9 (or an appropriate IRS Form W-8, as applicable), must be delivered to the Tender Agent at one of the addresses set forth above.

DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE TENDER AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT CONSTITUTE VALID DELIVERY TO THE TENDER AGENT.

READ THE INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND
COMPLETE THE IRS FORM W-9 OR, IF APPROPRIATE, IRS FORM W-8.

This Letter of Transmittal (together with any amendments and supplements thereto, this “Letter of Transmittal”) is to be used for delivery of American Depositary Shares, including those ADSs subject to transfer restrictions (collectively, the “ADSs”), each representing 45 Class A ordinary shares, par value $0.001 per share, of Moatable, Inc. (the “Company,” “we,” “us” or “our”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated September 3, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase,” and together with this Letter of Transmittal and other related materials, as each may be amended or supplemented from time to time, the “Offer”).

Tendering securityholders must timely deliver all documents required by this Letter of Transmittal to the Tender Agent by 12:00 midnight, New York City time, at the end of the day on September 30, 2025, unless we extend or terminate the Offer (such date and time, as they may be extended, the “Expiration Time”). When used together with a specific time, the term Expiration Time refers to the date on which the Offer expires. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.

Your attention is directed in particular to the following:

1.	If you wish to retain ADSs you own, you do not need to take any action.

2.	The purchase price for the ADSs will be $3.00 per ADS (the “Purchase Price”).

The undersigned understands that the tender of the ADSs is not effective until the Tender Agent is deemed to have received the ADSs reflected on this Letter of Transmittal which must be properly completed and duly executed, together with all accompanying evidences of authority in a form satisfactory to the Company and any other required documents.

ODD LOTS

(See Instruction 10)

As described in Section 1 of the Offer to Purchase, under certain conditions, holders of a total of fewer than 100 ADSs may have their tendered ADSs accepted for payment before any proration of other tendered ADSs. This preference is not available to partial tenders or registered holders or beneficial owners of 100 or more ADSs in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 ADSs. Accordingly, this section is to be completed only if ADSs are being tendered by or on behalf of a person who held or beneficially owned, as of the close of business on the date set forth on the signature page hereto, and who continues to hold or beneficially own, as of the Expiration Time, an aggregate of fewer than 100 ADSs. The undersigned either (check one box):

☐            held or beneficially owned an aggregate of fewer than 100 ADSs, all of which are being tendered; or

☐            is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering on behalf of a person who held or beneficially owned ADSs and (ii) believes, based upon representations made to it, that such person held or beneficially owned an aggregate of fewer than 100 ADSs and is tendering all of such ADSs.

NOTE:         SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Moatable, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company,” “we,” “us” or “our”), the above-described ADSs, each representing 45 Class A ordinary shares, par value $0.001 per share, at the price per ADS indicated in this Letter of Transmittal, net to the seller in cash, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., the Company’s ADS depositary (the “ADSs Depositary”), less any applicable withholding taxes, and without interest, upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated September 3, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”), this Letter of Transmittal (together with any amendments or supplements thereto, this “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and this Letter of Transmittal, the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective on acceptance for payment of, and payment for, ADSs tendered pursuant to this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby agrees to sell, assign and transfer to the Company, or upon the order of the Company will sell, assign and transfer to the Company, all right, title and interest in and to all ADSs that are being tendered hereby, to the full extent of the undersigned’s rights with respect to such tendered ADSs to:

1.            present such tendered ADSs for transfer on the Depositary’s books;

2.            transfer ownership of such tendered ADSs into the account books maintained by The Depository Trust Company (which, in the Offer, is called the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by Citibank, N.A., the tender agent for the Offer (the “Tender Agent”) of the aggregate purchase price (less any applicable withholding taxes, less a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., without interest) with respect to such tendered ADSs;

and

3.            receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered ADSs, all in accordance with the terms of and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned:

1.            has a “net long position” in ADSs or equivalent securities that is at least equal to the number of ADSs being tendered;

2.            has full power and authority to tender, sell, assign and transfer the tendered ADSs and that, when the same are accepted for payment, the Company will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered ADSs, and the same will not be subject to any adverse claim or right; and

3.            will, on request by the Tender Agent or the Company, execute any additional documents deemed by the Tender Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered ADSs (and any and all such other ADSs or other securities or rights), all in accordance with the terms of and subject to the conditions of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1.            the tender of ADSs properly tendered pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal and not properly withdrawn pursuant to Section 4 of the Offer to Purchase constitutes the undersigned’s acceptance of the terms and conditions of the Offer, and the Company’s acceptance for payment of the ADSs tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Offer;

2.            it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for a person, acting alone or in concert with others, directly or indirectly, to tender ADSs for such person’s own account unless, at the time of tender and at the Expiration Time (as defined in the Offer to Purchase), such person has a “net long position” in (i) the ADSs that is equal to or greater than the amount tendered, and will deliver or cause to be delivered such ADSs for the purpose of tender to the Company within the period specified in the Offer, or (ii) other securities immediately convertible into, exercisable for or exchangeable into ADSs or equivalent securities that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such ADSs by conversion, exchange or exercise of such equivalent securities that is at least equal to the number of ADSs being tendered to the extent required by the terms of the Offer, and will deliver or cause to be delivered such ADSs so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of ADSs made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering securityholder’s representation and warranty to the Company that (i) such securityholder has a “net long position” in ADSs or equivalent securities that is at least equal to the number of ADSs being tendered within the meaning of Rule 14e-4, and (ii) such tender of ADSs complies with Rule 14e-4; the Company will, upon the terms and subject to the conditions of the Offer, purchase ADSs properly tendered and not properly withdrawn at a price of $3.00 per ADS (the “Purchase Price”); upon the terms and subject to the conditions of the Offer, the Company will accept for payment up to 5,000,000 ADSs (or such greater number as we may elect to purchase, subject to applicable law). The Company may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer.

The undersigned also acknowledges that:

1.            the Company reserves the right, in its sole discretion, to increase or decrease the Purchase Price and to increase or decrease the number of ADSs sought for tender in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), if more than 5,000,000 ADSs are tendered in the Offer the Company may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer;

2.            only ADSs properly tendered and not properly withdrawn, will be purchased upon the terms and subject to the conditions of the Offer. However, because of proration and the “odd lot” priority provisions described in the Offer to Purchase, the Company may not purchase all of the ADSs tendered if more than 5,000,000 ADSs are properly tendered and not properly withdrawn;

3.            ADSs not purchased in the Offer, including ADSs not purchased because of proration, will be returned to you at the Company’s expense promptly after the Expiration Time;

4.            upon the terms and subject to the conditions of the Offer and subject to applicable law, the Company expressly reserves the right, in its sole discretion, (i) upon the occurrence of any of the events set forth in Section 6 of the Offer to Purchase, (a) to terminate the Offer and return all tendered ADSs to tendering securityholders, (b) extend the Offer and, subject to withdrawal rights as set forth in the Offer to Purchase, retain all of the tendered ADSs until the expiration of the Offer as so extended, (c) waive a condition of the Offer and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the ADSs properly tendered and not properly withdrawn prior to the Expiration Time, subject to proration or (d) delay acceptance of payment or payment for ADSs, subject to applicable law, until satisfaction or waiver of the conditions to the Offer, and (ii) to extend the period of time during which the Offer is open, and thereby delay acceptance for payment of, and payment for, any ADSs, by giving oral or written notice of such extension to the Tender Agent and making a public announcement thereof. During any such extension, all ADSs previously properly tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering securityholder to withdraw such securityholder’s ADSs;

5.            the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering ADSs pursuant to the Offer; and

6.            THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS OF ADSs BE ACCEPTED FROM OR ON BEHALF OF, SECURITYHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, WE MAY, AT OUR DISCRETION, TAKE ANY ACTIONS NECESSARY FOR US TO MAKE THE OFFER TO SECURITYHOLDERS IN ANY SUCH JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Offer.

Unless otherwise indicated below in the box captioned “Special Payment Instructions,” please remit payment (in the case of holders of Restricted ADSs (as defined in the Deposit Agreement and hereinafter used as so defined) (CUSIP No.: 759892979), by wire, and in the case of holders of ADSs (CUSIP No.: 759892300), by check) for the purchase price for ADSs accepted for payment (less any applicable withholding taxes and without interest, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) to the registered holder(s) appearing under Item A. “Description of ADSs Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please remit payment (in the case of holders of Restricted ADSs (as defined in the Deposit Agreement and hereinafter used as so defined) (CUSIP No.: 759892979), by wire, and in the case of holders of ADSs (CUSIP No.: 759892300), by check) for the purchase price for ADSs accepted for payment (less any applicable withholding taxes and without interest, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) to the address(es) of the registered owner(s) appearing under Item A. “Description of ADSs Tendered.” For purposes of this Letter of Transmittal, “Deposit Agreement” shall mean that certain Deposit Agreement, dated as of May 4, 2011, as amended by Amendment No. 1 to Deposit Agreement, dated as of February 6, 2017, and by Amendment No. 2 to Deposit Agreement, dated as of January 9, 2020, by and among the Company, Citibank, N.A., as ADS Depositary, and all Holders and Beneficial Owners of ADSs issued thereunder (each as defined therein).

In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price (less any applicable withholding taxes and without interest, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) for ADSs accepted for payment in the name(s) of, and deliver such check to the person or persons so indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to ADSs for which Special Payment Instructions have been given. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any ADSs from the name of the registered holder(s) thereof if the Company does not accept for payment any of ADSs so properly tendered.

ITEM B: SPECIAL PAYMENT INSTRUCTIONS	ITEM C: SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the purchase price for ADSs accepted for payment (less any applicable withholding taxes and without interest, and less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) is to be issued in the name of someone other than the person(s) specified in Item A. See Instruction 1, 4, 5 and 6.

Issue the check which I am entitled to receive to:

To be completed ONLY if delivery of the check (less any applicable withholding taxes and without interest, and less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) is to be made to an address other than that specified in Item A, or to an address other than that appearing in Item B (if filled in). See Instruction 1, 4, 5 and 6.

Deliver the check which I am entitled to receive to:

Name	Name
(Please Type or Print)	(Please Type or Print)

Address	Address

(Include Zip Code)	(Include Zip Code)

(Taxpayer Identification or Social Security Number)	(Taxpayer Identification or Social Security Number)

IMPORTANT: SECURITYHOLDERS SIGN HERE
(please also complete IRS Form W-9 or appropriate IRS Form W-8)

Signature of Owner(s):

Signature(s) of Owner(s):

Dated:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) ADSs as evidenced by endorsement or stock powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 4).

Name(s):
(Please Print)

Capacity (full title):
(Please Print)

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

Complete IRS Form W-9 or appropriate IRS Form W-8.
GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only;
see Instructions 1 and 4)

Name of Firm:
(Please Print)

Address:
(Include Zip Code)

Authorized Signature:

Name:
(Please Print)

Area Code and Telephone Number:

Dated:

NOTE: A notarization by a notary public is not acceptable.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.            Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) of ADSs tendered herewith, unless such registered holder(s) has or have completed the box captioned “Special Delivery Instructions” or the box captioned “Special Payment Instructions” on this Letter of Transmittal or (ii) such ADSs are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a Medallion Program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution” as the term is defined in Exchange Act Rule 17Ad-15 (each an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4. If you have any questions regarding the need for a signature guarantee, please call Georgeson LLC (the “Information Agent”) toll-free at (866) 585-6991.

2.            Requirements of Tender. This Letter of Transmittal is to be completed by securityholders. For a securityholder to properly tender ADSs pursuant to the Offer, (i) this Letter of Transmittal, properly completed and duly executed, including any required signature guarantees, and all other documents required by this Letter of Transmittal must be received by the Tender Agent at one of its addresses set forth on the back cover of the Offer to Purchase prior to the Expiration Time, or (ii) a securityholder’s ADSs must be delivered pursuant to the procedures for book-entry transfer described in the Offer to Purchase (and a properly completed and duly executed Letter of Transmittal), unless an Agent’s Message (as defined in the Offer to Purchase) confirming such delivery is received by the Tender Agent by the Expiration Time.

Tenders of ADSs made pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. To withdraw tendered ADSs, securityholders must deliver a written notice of withdrawal to the Tender Agent within the prescribed time period at one of the addresses set forth in this Letter of Transmittal. If we have not accepted for payment the ADSs you have tendered to us, you may also withdraw your ADSs at any time after 12:00 Midnight, New York City time, at the end of the day on October 30, 2025, the completion of the 40th business day following the commencement of the Offer.

Any notice of withdrawal must specify the name of the tendering securityholder, the number of ADSs to be withdrawn, and the name of the registered holder of such ADSs. Withdrawals may not be rescinded and any ADSs withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn ADSs are properly re-tendered prior to the Expiration Time by following the procedures described above.

THE METHOD OF DELIVERY OF ADSs, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE SOLE ELECTION AND RISK OF THE TENDERING SECURITYHOLDER. ADSs, AND THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE TENDER AGENT. WHEN DELIVERING BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional ADSs will be purchased. All tendering securityholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their ADSs.

3.            Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the number of ADSs should be listed on a separate signed schedule attached hereto. The same ADSs cannot be tendered more than once, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

4.            Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on a security position listing without any change or alteration whatsoever.

If any of the ADSs tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If this Letter of Transmittal or any stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to the Company of his or her authority to so act.

If this Letter of Transmittal is signed by the registered owner(s) of ADSs tendered hereby, no endorsements or separate stock powers are required unless payment of the purchase price is to be made to a person other than the registered owner(s). Signatures on any such stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of ADSs tendered hereby, it must be accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) appear(s) on the security position listing(s). The signature(s) on any such stock power(s) must be guaranteed by an Eligible Institution.

5.            Share Transfer Taxes. Except as otherwise provided in this Instruction 5, the Company will pay any share transfer taxes with respect to the transfer and sale of ADSs to it pursuant to the Offer. If, however, payment of the purchase price for ADSs for payment is to be made to, or if ADSs not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if ADSs tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any share transfer taxes (whether imposed on the registered owner(s) or such other person(s)) will be payable on account of the transfer to such person(s) unless satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes is submitted with this Letter of Transmittal.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to this Letter of Transmittal.

6.            Special Payment and Delivery Instructions. If payment for the purchase price of any tendered ADSs accepted for payment is to be issued to, or in the name of, a person other than the signer of this Letter of Transmittal, or if payment is to be sent to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed (Item B and Item C).

7.            Waiver of Conditions; Irregularities. All questions as to the number of ADSs to be accepted, the purchase price to be paid for ADSs to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs and the validity (including time of receipt) and form of any notice of withdrawal of tendered ADSs will be determined by the Company, in its sole discretion, subject to applicable laws, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company may delegate power in whole or in part to the Tender Agent. The Company reserves the absolute right to reject any or all tenders of any ADSs that the Company determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. The Company also reserves the absolute right, subject to the applicable rules and regulations of the SEC, to waive any of the conditions of the Offer prior to the Expiration Time or any defect or irregularity in any tender or withdrawal with respect to any particular ADSs or any particular securityholder (whether or not the Company waives similar defects or irregularities in the case of other securityholders), and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition of the Offer is waived with respect to any particular securityholder, the same condition will be waived with respect to all securityholders. No tender or withdrawal of ADSs will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing securityholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of ADSs. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time the Company determines. None of the Company, the Dealer Manager (as defined below), the Information Agent, the Tender Agent or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.

8.            Backup Withholding. Under U.S. federal income tax laws, the Depository will be required to withhold a portion of the amount of any payments made to certain shareholders (or other payees) pursuant to the Offer, as applicable. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a U.S. Holder (as defined below) tendering ADSs in the Offer must provide the Tender Agent or other applicable withholding agent with such U.S. Holder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on a duly completed and properly executed IRS Form W-9, a copy of which can be obtained from the Tender Agent or from the IRS website (www.irs.gov), and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (a) the U.S. Holder is exempt from backup withholding, (b) the U.S. Holder has not been notified by the Internal Revenue Service (the “IRS”) that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding, and (iii) the U.S. Holder is a U.S. citizen or other U.S. person (as defined in the instructions to IRS Form W-9). If a U.S. Holder does not provide a correct TIN or fails to provide the certifications described above, the payment of cash to such U.S. Holder pursuant to the Offer would be subject to backup withholding at the applicable statutory rate (currently 24%).

A “U.S. Holder” is any securityholder that for U.S. federal income tax purposes is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation or other entity treated as a corporation created or organized under the laws of the United States, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds ADSs, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding ADSs, you are urged to consult with your tax advisor regarding the tax consequences of the purchase, ownership and disposition of ADSs.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely filed with the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return.

If ADSs are held in more than one name or are not in the name of the actual owner, consult the instructions to IRS Form W-9 for guidance on which number to report. If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should consult the instructions to IRS Form W-9 for guidance on how to complete IRS Form W-9.

Non-U.S. Holders (as defined below) must provide the Tender Agent or other applicable withholding agent with a duly completed and properly executed IRS Form W-8BEN, W-8BEN-E or other applicable IRS Form W-8 in order to avoid backup withholding. A copy of the appropriate IRS Form W-8 may be obtained from the Tender Agent or from the IRS website (www.irs.gov). A “Non-U.S. Holder” is a securityholder that is not a U.S. Holder.

Each Holder is urged to consult its tax advisors for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or another version of IRS Form W-8 to claim exemption from backup withholding.

9.            Requests for Assistance or Additional Copies. If you have questions or need assistance, you should contact the Information Agent or Needham & Company, LLC (the “Dealer Manager”) at their respective addresses and telephone numbers set forth on Schedule I to the Offer to Purchase. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.

10.          Odd Lots.  As discussed in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all ADSs validly tendered and not validly withdrawn prior to the Expiration Time, the ADSs purchased first will consist of all ADSs validly tendered and not validly withdrawn prior to the Expiration Time by any securityholder who held or beneficially owned, a total of fewer than 100 ADSs, and who tenders all such ADSs in accordance with the procedures described in Section 3 of the Offer to Purchase. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal. This preference is not available to partial tenders or registered holders or beneficial owners of 100 or more ADSs in the aggregate, even if these holders have separate accounts representing fewer than 100 ADSs.

11.          Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, securityholders may designate the order in which their ADSs are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on ADSs purchased. See Section 1 and Section 12 of the Offer to Purchase.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE TENDER AGENT PRIOR TO THE EXPIRATION TIME, OR THE TENDERING SECURITYHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.